Exhibit 10.5

LOAN AGREEMENT

THIS AGREEMENT (“Loan Agreement”) is made and entered into this 3rd day of September, 2013, by and between J. ALEXANDER’S, LLC, a Tennessee limited liability company (herein called “Borrower”) and PINNACLE BANK (herein called “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has applied to Lender for financing to pay off a certain loan and for general corporate purposes, including working capital needs, and Lender has agreed to provide such financing, subject to the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower covenant and agree as follows:

I. THE LOANS

1.1 Loans. Subject to the terms and provisions of this instrument, Lender agrees to make available to Borrower a term loan in the original principal amount of FIFTEEN MILLION AND NO/100 ($15,000,000.00) DOLLARS, solely for the purposes specifically enumerated herein and certain costs and expenses related thereto, by advancing said sum to Borrower on the date hereof pursuant to the provisions herein contained (the “Term Loan”). The Term Loan shall be evidenced by a certain Promissory Note in the original principal amount of $15,000,000.00, in form and content acceptable to Lender, which shall be executed by Borrower and payable to the order of Lender (together with any and all extensions, renewals and modifications thereof, the “Term Note”). In addition, subject to the terms and provisions of this instrument, Lender also agrees to make available to Borrower a revolving line of credit in the maximum principal amount of ONE MILLION AND N0/100 ($1,000,000.00) DOLLARS, to be used for general corporate purposes, including working capital needs of Borrower and its subsidiaries, by advancing said sum to Borrower on a revolving basis from time to time at Borrower’s request pursuant to the provisions herein contained (the “Line of Credit”). The Term Loan and the Line of Credit are sometimes hereinafter collectively referred to as the “Loans”). The Line of Credit shall be evidenced by a certain Revolving Promissory Note in the maximum principal amount of $1,000,000.00, in form and content acceptable to Lender, which shall be executed by Borrower and payable to the order of Lender (together with any and all extensions, renewals and modifications thereof, the “Revolving Note”). The Term Note and the Revolving Note are hereinafter collectively sometimes referred to as the “Notes.”

J. ALEXANDER’S HOLDINGS, LLC, a Delaware limited liability company, J. ALEXANDER’S RESTAURANTS, LLC, a Tennessee limited liability company, J. ALEXANDER’S RESTAURANTS OF KANSAS, LLC, a Kansas limited liability company, J. ALEXANDER’S OF TEXAS, LLC, a Texas limited liability company, JAX REAL ESTATE, LLC, a Delaware limited liability company, JAX RE HOLDINGS, LLC, a Delaware limited liability company, and JAX REAL ESTATE MANAGEMENT, LLC, a Delaware limited liability company (herein collectively called “Guarantors”), shall unconditionally guarantee payment of the Loans, and all indebtedness now or hereafter owing to Lender by Borrower, and shall execute instruments in such form as may be reasonably required by Lender to accomplish such guaranties.

1.2 Term. The term of the Loans shall be as set forth in the Notes and this Loan Agreement.

1.3 Interest. The Loans shall bear interest at annual rates as set forth in the Notes. Interest accruing under the Notes shall be computed on the basis of a three hundred sixty (360) day year. After default or maturity, interest and penalties shall accrue as set forth in the Notes and this Loan Agreement. Notwithstanding anything herein to the contrary, in no event shall the interest rate exceed the maximum rate allowed by applicable law.

1.4 Repayment Schedule. Payment of all obligations arising under the Loans shall be made as set forth in the Notes and this Loan Agreement.

1.5 Commitment Fees; Non-Use Fee. At closing hereunder, Borrower shall pay to Lender an upfront commitment fee equal to 0.25% of the maximum principal amount to the Loans, payable in full in cash at closing. On each anniversary of the closing hereunder until the termination of the Line of Credit, Borrower shall pay to Lender an annual commitment fee equal to 0.25% of the maximum principal amount of the Line of Credit. Borrower shall pay to Lender an unused fee equal to 0.25% per annum of the average, unused portion of the Line of Credit until the termination of the Line of Credit, payable quarterly, in arrears.

1.6 Place of Payments. All payments of principal and interest shall be made at 150 Third Avenue South, Suite 800, Nashville, TN 37201, or at such other place, or places, as Lender may direct by notice in writing to Borrower from time to time.

1.7 Prepayment. Prepayment of principal due under the Loans made hereunder may be made at any time without premium or other prepayment charge.

1.8 Disbursement of Loans. Funds shall be disbursed by Lender under the Notes for the purposes provided herein (with the Term Loan disbursed in full at closing and the Line of Credit disbursed on a revolving basis from time to time at Borrower’s request), subject to and in accordance with the conditions and requirements contained herein, as follows:

(a) Lender shall not be obligated to disburse any portion of the Loans other than closing costs of the Loans approved by Lender, unless and until, at Lender’s option, the following conditions precedent shall have been satisfied:

(i) Lender shall have received all of the Loan Documents and Security Instruments, as hereinafter defined, in form reasonably satisfactory to Lender.

(ii) Borrower and Guarantors shall provide to Lender certified resolutions appropriately authorizing the transactions contemplated herein and designating an authorized officer or other agent of Borrower to execute all Loan Documents to which Borrower is a party.

(iii) Lender shall have received financing statements in form acceptable to Lender to be filed with the Secretary of State of Tennessee, and such other locations as Lender may reasonably require, perfecting Bank’s security interest in the Collateral (as hereinafter defined), and any waivers or releases reasonably required by Lender.

(iv) Lender shall have received a copy of certified articles of organization and certificates of existence of Borrower and Guarantors from the Tennessee Secretary of State and/or such other jurisdictions as Lender may reasonably require, together with copies of the bylaws of Borrower and each corporate Guarantor.

(v) UCC-11 searches issued by the Secretary of State of Tennessee and such other jurisdictions as Lender may reasonably require.

(vi) Borrower shall be in material compliance with all covenants, warranties and representations to which Borrower is obligated under this Loan Agreement.

(vii) No Event of Default shall then be in existence hereunder.

(viii) Borrower shall have furnished to Lender a detailed list of all of the corporate entities owned by Borrower, with evidence of any indebtedness currently outstanding with Borrower and/or Guarantors.

(ix) Borrower shall have furnished to Lender any and all releases regarding any outstanding indebtedness owed to any lender that is to be paid off, or that said lender(s) shall be required to release any lien on an encumbrance they may have on any and all of the assets of Borrower or Guarantors, except for Permitted Encumbrances (as hereinafter defined).

Interest shall accrue on sums advanced only from the date of disbursement of such sums.

1.9 Collateral. As collateral for the Secured Obligations, as hereinafter defined, including the Loans, Borrower shall execute and deliver, or cause to be executed and delivered to Lender, the following prior to or at closing hereunder:

(a) A mortgage/deed of trust lien on nine certain real estate assets owned by JAX Real Estate, LLC that each has a J. Alexander Restaurant located thereon, (“Real Estate Collateral”). The Real Estate Collateral will be free and clear of other liens, claims and encumbrances except for matters shown on the title insurance commitments delivered to Lender in connection herewith, real estate taxes and judgment liens that are the subject of an ongoing appeal.

(b) Lender shall receive a first priority perfected security interest in substantially all existing and after-acquired tangible personal property of Borrower and Guarantors, located at the Real Estate Collateral (the “Collateral”). The Collateral will be free and clear of other liens, claims and encumbrances, except Permitted Encumbrances. As used herein “Permitted Encumbrances” shall mean (i) liens in favor of Lender, (ii) liens securing purchase money indebtedness or capital lease obligations, and (iii) liens for taxes not yet delinquent or being contested in good faith.

(c) Assignment and Security Agreement, assigning and granting a security interest to Lender in all items therein described and other rights and matters as provided therein arising from or with respect to the Collateral, together with Financing Statements to evidence and perfect such assignment and security interest, all of which shall be in form and substance reasonably satisfactory to Lender in all respects, and which shall be first priority encumbrances upon the property, rights and interests which are the subject of such Assignment and Security Agreement and Financing Statements (subject to Permitted Encumbrances).

(d) Guaranties of the Guarantors, in form and substance reasonably satisfactory to Lender executed by the Guarantors.

The foregoing instruments and documents, and any other instruments and documents now or hereafter securing the Secured Obligations, are herein sometimes collectively called the “Security Instruments.” The Security Instruments, together with the Notes, this Loan Agreement, and any other instruments and documents now or hereafter evidencing, securing or regulating the Loans or Secured Obligations are herein sometimes collectively called the “Loan Documents.”

Without limiting any of the provisions thereof, the Security Instruments shall secure the following (the “Secured Obligations”):

(a) The full and timely payment of the indebtedness evidenced by the Notes, together with interest thereon, and all extensions, modifications and renewals thereof.

(b) The full and prompt performance of all the obligations of Borrower to Lender under the Loan Documents.

(c) The full and prompt payment of all costs and expenses of whatever kind or nature incident to the collection of any indebtedness evidenced by the Notes, the enforcement or protection of the Security Instruments, or the exercise by Lender or any rights or remedies of Lender with respect to any indebtedness evidenced by the Notes, including but not limited to reasonable attorney fees incurred by Lender in connection therewith, all of which Borrower agrees to pay upon demand.

(d) The full and prompt payment and performance of any and all other indebtedness and obligations of Borrower to Lender, whether direct, indirect, contingent or matured, and whether incurred as endorser, guarantor, maker, surety or otherwise, whether now existing or hereafter arising.

1.10 Further Documents and Actions. Borrower, and any other necessary parties, shall execute such instruments as Lender may reasonably require from time to time (which shall be in such form and substance as Lender may reasonably require), and shall take such other actions as Lender may reasonably require from time to time, to assure the full realization by Lender of the security of all the Collateral.

II. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

(a) Neither this Loan Agreement, nor any document, financial statement, report, notice, schedule, certificate, statement or other writing which has, or shall be, furnished to Lender by or on behalf of Borrower hereunder contains any untrue statement of a material fact, or omits to state a fact material to this Loan Agreement, or the Loans to be made hereunder.

(b) Borrower has full power and authority to consummate the transactions contemplated hereby.

(c) Borrower and each Guarantor have, and shall have, the authority and capacity to execute and deliver the Loan Documents to which it is a party.

(d) As of the date hereof, there is no default, under any instrument or document to which Borrower or any Guarantor is a party, which default is reasonably likely to cause a material adverse effect upon Borrower and Guarantors’ financial condition taken as a whole (a “Material Adverse Effect”). Neither the execution nor delivery of this Loan Agreement, or any of the Loan Documents, nor compliance with their terms and provisions, will conflict with or be in violation of any applicable law, regulation, ordinance, court order, injunction, writ, or decree which conflict is reasonably likely to result in a Material Adverse Effect.

(e) As of the date hereof there is no pending or, to Borrower’s knowledge, threatened judicial, administrative, or arbitrational action or proceeding affecting Borrower, or any Guarantor before any court, governmental agency, or arbitrator which relates in any adverse manner to any of the transactions contemplated by this Loan Agreement, or which if adversely determined, is reasonably likely to result in a Material Adverse Effect. Neither Borrower, nor any Guarantor has any material contingent liability not disclosed in the financial information heretofore furnished to Lender.

(f) The funds disbursed under the Loans to be made hereunder shall be used for no purpose other than as stated above.

(g) The financial statements which have been heretofore delivered to Lender by or on behalf of Borrower and Guarantors, and all financial statements which shall be delivered hereunder by Borrower or Guarantors, or such parties, to Lender, during the term of this Loan Agreement, and until payment of the Loans made hereunder, fairly present, and shall fairly present, in all material respects, the financial condition and results of operations of the Borrower as of and for the periods represented.

(h) Borrower is a Tennessee limited liability company, validly existing, and in good standing under the laws of the State of Tennessee and has the power to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Loan Agreement and the other Loan Documents. Borrower is duly qualified to do business and in good standing in any other state in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The parties executing the Loan Documents on behalf of Borrower are duly authorized to act on its behalf.

(i) Guarantors are validly existing and in good standing under the laws of the states of their organization and have the power to guarantee the indebtedness contemplated hereby, to carry on business as now conducted, and to enter into and perform obligations under this instrument and the other Loan Documents. Guarantors are duly qualified to do business and in good standing in any other state in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The parties executing the Loan Documents on behalf of Guarantors are duly authorized to act on behalf of Guarantors.

(j) Borrower’s principal office and chief place of business is located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203. Borrower will give Lender thirty (30) days notice of any change in its principal office or chief place of business.

III. COVENANTS OF BORROWER

3.1 Loan Documents. Borrower and Guarantors shall execute and deliver, or cause to be executed and delivered, to Lender for the Loans to be made hereunder, prior to disbursement thereof, all of the Loan Documents, including but not limited to this Loan Agreement, the Notes and Security Instruments, all in form and substance reasonably satisfactory to Lender in all respects.

3.2 Additional Documentation. Borrower shall deliver to Lender charters, bylaws, certifications, affidavits, good standing certificates, resolutions, opinions of counsel, and such other documentation as may be reasonably necessary in Lender’s judgment, to authorize the execution and delivery of any of the Loan Documents or to carry out the provisions of this Loan Agreement.

3.3 Liens. Borrower shall for the term of this Loan Agreement, and until payment of the Loans made hereunder, keep the Collateral free and clear of any and all liens except Permitted Encumbrances and shall pay all taxes (if any) which may be charged against any part or all of the Collateral, prior to the time such become delinquent. However, Borrower shall not be required to pay any such lien claim, tax or assessment deemed by Borrower to be excessive or invalid, or which may be otherwise contested by Borrower, for so long as Borrower shall in good faith object to or otherwise contest the validity of the same by appropriate legal proceeding, and provided further that Borrower, upon demand by Lender, as protection and indemnity against loss or damage resulting therefrom, shall deposit, either in cash, bond, or other collateral acceptable to Lender, an amount sufficient in Lender’s reasonable judgment to cover the claim for such unpaid amounts, together with any costs or penalties which may thereafter accrue. Borrower shall pay, in any event, any such items prior to any judicial or nonjudicial sale to enforce any such lien.

3.4 Financial Statements and Other Information. Borrower shall provide Lender with quarterly company prepared consolidating and consolidated financial statements and, quarterly loan covenant compliance report within 45 days the end of the first three (3) fiscal quarters of each fiscal year. Borrower shall also provide Lender with an annual company prepared consolidating and consolidated financial statement and a loan covenant compliance report within 120 days of Borrower’s fiscal year-end. In addition, Borrower’s accounting firm shall supply Lender with annual certification (within 120 days of Borrower’s fiscal year-end) confirming that Borrower’s year-end company prepared financial reports are accurately reflected as a component of the annual audited financial statements of the indirect owner of a majority of Borrower’s equity interests.

3.5 Financial Covenants. Financial covenants will be calculated on a trailing four quarters basis and will consist of:

(a) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage ratio of not less than 1.25 to 1.0. Fixed Charge Coverage Ratio shall be measured at quarter-end based on a four-quarter trailing basis. Fixed Charge Coverage Ratio shall be defined as the ratio of (A) The sum of Net Income (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, restaurant closing expenses (including lease buy-out expenses), changes in valuation allowance for deferred tax assets and non-cash deferred income tax benefits and expenses and up to $1,000,000 (in the aggregate for the term of the Loans) in uninsured losses) plus depreciation and amortization plus interest expenses plus rent payments plus non-cash FASB 123R items, i.e. stock based compensation minus the greater of i) actual total store maintenance capital expenditures (excluding major remodeling or image enhancements), or ii) the total number of Borrower’s stores operating for at least 18 months multiplied by $40,000 to (B) The sum of interest expense plus rent payments plus current maturities of long term debt plus current maturities of capital leases.

(b) Maximum Adjusted Debt to EBITDAR Ratio. Borrower shall maintain an Adjusted Debt to EBITDAR Ratio of not more than 4.0 to 1.0. Maximum adjusted Debt to EBITDAR shall be measured at quarter-end based on a four quarter trailing basis. Maximum Adjusted Debt to EBITDAR Ratio is defined as the ratio of (A) Total Funded Debt minus invested Funds plus rent payments multiplied by 7, to (B) EBITDAR. Invested Funds is defined as short term, liquid investments such as money markets with maturities of less than one year in length, and cash and cash equivalents; provided that investments into any joint venture or any endeavor not consistent with Borrower’s core restaurant operating business without consent of Lender shall be excluded. EBITDAR shall be defined as the sum of: Net Income for such period (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, restaurant closing expenses (including lease buy-out expenses), changes in valuation allowance for deferred tax assets and non-cash deferred income tax benefits and expenses and up to $1,000,000 (in the aggregate for the term of the Loans) in uninsured losses) plus an amount which, in the determination of Net Income for such period has been deducted for (i) interest expense for such period; (ii) total federal, state foreign or other income taxes for such period; (iii) all depreciation and amortization for such period; (iv) rent payments; and (v) non-cash FASB 123R items, i.e. stock based compensation, all as determined with GAAP.

3.6 Notice of Claims. Borrower shall promptly notify Lender of any litigation exceeding $500,000.00 by any third party which may arise with respect to the Collateral, not covered by insurance subject to customary deductibles.

3.7 Insurance. If such insurance is obtainable, Borrower shall furnish to Lender insurance policies with companies, and coverage and amounts, reasonably satisfactory to Lender insuring the Collateral against loss or damage by fire and other casualty, and such other risks as may be reasonably requested by Lender, said policies to insure the full replacement cost of such Collateral. Each such policy shall be maintained in full force and effect until the Loans have been paid in full.

3.8 Ownership of Collateral. Except as set forth herein and the other Loan Documents, Borrower shall at all time until final payment of the Loans be the true and lawful owner of all the Collateral.

3.9 Assignments and Participations. Lender will have the right at any time to sell and assign interests in the loans in accordance with customary terms, including prior consent of the Borrower (not to be unreasonably withheld), which consent shall not be required if any Event of Default exists.

3.10 Deposit Accounts. Borrower agrees to maintain the vast majority of their treasury management depository accounts and treasury management account balances with Lender.

3.11 Dividends.

(a) Borrower shall be permitted to pay tax dividends to members.

(b) In addition, if a default has not occurred under the loan documents, Borrower shall be permitted to pay dividends up to the Available Basket Amount, as determined from time to time, defined as follows, “Available Basket Amount” means, as of the closing date, $2,500,000, which amount shall be (a) increased annually by an amount equal to $2,500,000 plus 25% of consolidated net income for the immediately preceding fiscal year, beginning with the fiscal year ending December 29, 2013, and (b) reduced by the aggregate amount of restricted payments made during the period commending on the Closing Date through and including the relevant date of determination and designated by Borrower and Lender to be applied against the Available Basket Amount.

(c) Borrower shall be prohibited from issuing or declaring dividends without Lender’s written permission until the Loans are fully repaid or expired; except as otherwise noted, in (a) and (b) above.

3.12 Subordination. Lender and Fidelity National Financial, Inc. (“FNF”) shall enter into a subordination agreement to subordinate to Lender’s Loans the $20,000,000.00 note (“Subordinated Note”) owed by J.Alexander’s Holdings, LLC to FNF. It is agreed that so long as there is no Event of Default as herein described, Borrower may pay accrued interest related to this Subordinated Note. A copy of this Subordinated Note shall be delivered to Lender prior to the Closing.

3.13 Accordion. Subject to Lender’s approval, Borrower may request that its Revolver Note may be increased by up to an additional $5,000,000.00 under substantially the same terms and conditions as set forth in this Loan Agreement.

IV. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

(a) If Borrower shall fail to pay any installment under the Loans within five (5) days of Lender’s written notice to Borrower; or

(b) If Borrower shall fail to pay sums due under the Loans at maturity; or

(c) If Borrower or any of the Guarantors shall fail to keep and perform any other covenant or provision contained in this Loan Agreement, or in any of the Loan Documents, or if at any time any representation or warranty made by Borrower or any of the Guarantors, herein or otherwise in connection with the Loans made hereunder, shall be materially incorrect, and such failure shall continue unremedied for a period of thirty (30) days following the earlier of the date an executive officer of Borrower first has actual knowledge of such breach or failure, or the date Borrower is given written notice from Lender to Borrower specifying such breach or failure. If such failure cannot be cured by Borrower with reasonable diligence within such thirty (30) day period, then such period shall be extended to a total of forty-five (45) days provided that within such thirty (30) day period Borrower shall commence to cure such breach or failure and shall continue to proceed thereafter with reasonable diligence; or

(d) If Borrower or any of the Guarantors (i) shall generally not pay or shall be unable to pay its or their debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for such party, the Collateral or a substantial part of such party’s assets; or (iii) shall commence any proceeding under bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any petition or application filed or commenced against it or them in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, such party’s consent to, approval of or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver or trustee for such party, the Collateral or a substantial part of such party’s assets; or (vi) shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

(e) If Borrower or any of the Guarantors shall be liquidated or dissolved (provided, however, any Guarantor may be liquidated, dissolved or merged into another Guarantor or Borrower); or

(f) If there is a material default in any other material indebtedness or obligations now or hereafter owing by Borrower or Guarantors, to Lender, subject to applicable cure provisions.

In any such event, Lender may, in addition to all remedies available to Lender under the terms of any of the Loan Documents, or otherwise by applicable law, take any or all of the following actions, concurrently or successively: (i) declare the indebtedness evidenced by the Notes delivered pursuant to this Loan Agreement to be immediately due and payable without presentment, demand, or other notice, all of which are expressly waived, unless notice is specifically provided herein, or elsewhere in the Loan Documents, (ii) terminate the obligation of Lender to extend credit of any kind hereunder, whereupon the obligation of Lender to make additional advances hereunder shall terminate, (iii) acquire possession of the Collateral.

Borrower shall be liable to Lender for all sums paid or expended by Lender during the occurrence of an Event of Default in connection with the Collateral or otherwise in connection with this Loan Agreement, and all such payments made or liabilities incurred by Lender hereunder, of any kind whatsoever, shall be payable upon demand, and all of the foregoing, shall be deemed to constitute advances under this Loan Agreement, and the Notes, and shall be additional indebtedness secured by the Security Instruments.

V. GENERAL PROVISIONS

5.1 Setoff. In addition to all rights of setoff, Lender shall have upon the occurrence of an Event of Default hereunder the right to appropriate and apply to the payment of the Loans outstanding hereunder, any and all balances, credits, deposits, accounts, money, or other property of Borrower or Guarantors then or thereafter held by or deposited with Lender.

5.2 Attorney Fees and Costs. Except as herein set forth, Borrower shall be liable to Lender for all sums reasonably paid or incurred by Lender in connection with this Loan Agreement, the Loans made hereunder, the Collateral, whether paid or incurred by reason of any default hereunder, or in any of the Loan Documents, or otherwise, and such shall include, but shall not be limited to, the payment of all reasonable attorneys’ fees so paid or incurred. All such sums shall be payable by Borrower to Lender upon demand, and all of the foregoing shall constitute advances under this Loan Agreement. Borrower shall further pay to Lender all costs and expenses incurred by Lender, including, but not limited to, reasonable attorneys’ fees, in the preparation and consummation of this Loan Agreement, and the Loans made hereunder.

Borrower will pay all reasonable outside legal fees (not to exceed at $15,000) and UCC recording cost and search expenses (not to exceed $12,000) incurred by the Bank relative to negotiation and document preparation (whether or not the contemplated transaction is closed and funded), closing ongoing administration, enforcement and collection of the Loan. Borrower will pay all cost associated with the taking of the collateral proposed herein with the exception of the costs associated with taking Real Estate as collateral which will be at the Lender’s expense.

5.3 Remedies Cumulative. All remedies provided for in this Loan Agreement, or in any of the Loan Documents, shall be cumulative, and shall be in addition to all other remedies available to Lender by applicable law.

5.4 Inspection. Upon reasonable prior notice, Lender, its representatives and designees, shall have reasonable access to the books and records of Borrower with respect to the Collateral, and shall be entitled to copies of such records upon request. Borrower shall make such books and records available to Lender upon reasonable request. Upon reasonable prior notice, Lender shall be entitled to access to the Collateral for the purpose of inspecting the same, and in order to otherwise carry out the provisions of this Loan Agreement, or of any of the Loan Documents.

5.5 No Waiver. The failure of Lender to exercise any right or remedy granted under this Loan Agreement, any of the Loan Documents, or by applicable law, shall not be a waiver of Lender’s right or rights to exercise any such right or remedy upon any subsequent default.

5.6 Captions. Captions used herein are for convenience only, and shall not be construed as limiting the construction of the provisions of this Loan Agreement.

5.7 Notice. Any and all notices permitted or required under this Loan Agreement, or any of the Loan Documents, shall be deemed given if hand-delivered, or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to Borrower, as follows:	J. Alexander’s, LLC Attn: Mark Parkey, CFO 3401 West End Avenue, Suite 260 Nashville, Tennessee 37203

with a copy to:	Bass, Berry & Sims PLC Attn: Felix R. Dowsley, III 150 Third Avenue S., Suite 2800 Nashville, TN 37201

and in the case of Lender:	Pinnacle Bank Attn: William W. DeCamp, Senior Vice President 150 Third Avenue S., Suite 800 Nashville, Tennessee 37201

with a copy to:	Gullett, Sanford, Robinson & Martin PLLC Attn: George V. Crawford, Jr. 150 Third Avenue S., Suite 1700 Nashville, Tennessee 37201

or to such other address, or addresses, as either party may request in writing to the other from time to time. No notice to or demand on Borrower hereunder, in itself shall entitle Borrower to any other or further notice or demand in similar or other circumstances, or shall constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

5.8 Interest. Notwithstanding anything herein to the contrary, in no event shall interest charged under the Loans hereunder exceed the maximum rate allowed by applicable law. Interest shall be calculated on the basis of a three hundred sixty (360) day year.

5.9 No Liability. Except to the extent caused by Lender’s negligence or willful misconduct, Borrower shall indemnify and hold harmless Lender from and against any and all liability, loss, and damage incurred by Lender in connection with this Loan Agreement.

5.10 Successors and Assigns. This Loan Agreement shall be binding upon the parties hereto, and their respective successors and assigns. However, no rights of Borrower hereunder may be assigned without the express prior written consent of Lender.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

5.12 Entire Agreement, Amendment. This Loan Agreement, and the Loan Documents executed pursuant hereto shall constitute the entire agreement of the parties. Any additional provisions contained in the Loan Documents not contained herein shall be supplemental and in addition to the provisions hereof. This Loan Agreement may be modified or amended only by an instrument in writing executed by all parties hereto.

5.13 Applicable Law. The construction and validity of this Loan Agreement, and the Loans made hereunder, shall be governed by the law of the State of Tennessee, except to the extent that such may be pre-empted by applicable law or regulation of the United States of America governing the charging or receiving of interest.

5.14 Time of the Essence, Gender, Number. Time is of the essence with respect to this Loan Agreement, and all provisions and obligations hereof. As used herein, the singular shall refer to the plural, the plural to the singular, and the use of any gender shall be applicable to all genders.

5.15 Further Assurances. Borrower shall execute and deliver such additional instruments and documents and take such further actions, as may be reasonably requested by Lender from time to time to further evidence or perfect the rights of and obligations owing to Lender hereunder and to correct any errors or mistakes in the transactions evidenced hereby.

5.16 Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

BORROWER:

J. ALEXANDER’S, LLC, a Tennessee limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Vice President and Chief Financial Officer

LENDER:

PINNACLE BANK

By:	/s/ William W. DeCamp
William W. DeCamp, Senior Vice President